SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                            December 21, 1999



Commission        Registrant, State of Incorporation,        I.R.S. Employer
File Number       Address and Telephone Number               Identification No.

1-6047            GPU, Inc.                                      13-5516989
                  (a Pennsylvania corporation)
                  300 Madison Avenue
                  Morristown, New Jersey 07962-1911
                  Telephone (973) 455-8200


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ITEM 5.  OTHER EVENTS.

         On December 21, 1999, GPU, Inc. ("GPU") and MYR Group Inc. ("MYR") entered into an agreement under which GPU will acquire the suburban Chicago-headquartered utility infrastructure construction firm for $215 million cash or $30.10 per share. The transaction will make MYR a wholly owned subsidiary of GPU. The purchase is expected to be completed in the first quarter of 2000.

         Under the terms of the merger agreement between GPU and MYR, which was approved unanimously by MYR's Board of Directors, a subsidiary of GPU is expected to start a tender offer for all of the outstanding shares of MYR no later than December 29, 1999.

         The offer is subject to the conditions that a majority of the shares are tendered, approval by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 and other customary conditions. If the tender offer is successful, it will be followed as promptly as possible by a merger in which any remaining shares of MYR stock will be converted into the right to receive $30.10 per share in cash.

         A copy of GPU's related news release is annexed as an exhibit.



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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      Exhibit

                  1.       GPU News Release, dated December 22, 1999.



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                                    SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                            GPU, INC.



                                            By:  /s/ T. G. Howson
                          T. G. Howson, Vice President
                                                  and Treasurer


Date:   December 22, 1999